FORMAT

04-08-08

FACILITY OPERATING AND MANAGEMENT AGREEMENT

This FACILITY OPERATING AND MANAGEMENT AGREEMENT (this “Agreement”) is entered into effective as of [_______], 20[08], by [____________], a [________________________________] (“Operator”), and [___________________], a [____________________] (whether one or more, the “Project Company”).  Operator and Project Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, Project Company has the right to utilize certain enzyme materials (the “Enzyme/Protein”) produced through a proprietary enzyme/protein technology (the “Enzyme/Protein Technology”) owned and controlled by Geotec, Inc., a Florida corporation (“Geotec”) which Enzyme/Protein is designed to be used in the production of Refined Coal, as defined herein, or the recovery any other substance from Feedstock utilizing the Enzyme/Protein Technology that creates Revenue or otherwise generates cash, or cash equivalents from the sale or assignment thereof (the “Product”) through the use of certain wash and separation equipment and ancillary equipment (a “Facility”);

WHEREAS, the Facility is located on property [owned by Project Company][leased by Project Company pursuant to a Lease and Services Agreement dated as of [______________] (the “Lease Agreement”) between Project Company and a third party lessor (“Lessor”)] [located at or near _____________ in __________ County, _____________] (the “Site”); and

WHEREAS, Project Company has acquired the right to operate one or more Facilities on the Site and to produce up to [20] million Tons of Refined Coal utilizing the Enzyme/Protein Technology (the “Project”); and

WHEREAS, pursuant to a certain Master Development Agreement dated as of April [__], 2008, as the same may be amended from time to time, (the “MDA”) among [Operator] or [Operator’s parent], Geotec and Green Energy Management, LLC, Operator has been granted the right to operate the Project as provided herein; and

WHEREAS, Project Company desires to engage Operator to provide labor and certain services in connection with the operation and maintenance of the Facility and management of certain aspects of the Project Company’s business, and Operator is willing to accept such engagement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.

Definitions.

(a)

Certain definitions as originally set forth in the MDA and not otherwise defined herein shall have the meanings when used herein that are ascribed to them in the MDA (prior to any amendments).  As used herein, the terms “Agreement”, “Enzyme/Protein”, “Enzyme/Protein Technology”, “Facility”, “Geotec”, [“Lease Agreement”, “Lessor”,] “MDA”, “Operator”, “Parties”, “Party”, “Product”, “Project”, “Project Company” and “Site” have the meanings ascribed to such terms above, and the following terms have the following meanings:

“Ancillary Equipment” has the meaning specified in Section 2(d) hereof.

“Breaching Party” has the meaning specified in Section 16(a) hereof.

“Budget” has the meaning specified in Section 2(e)(i) hereof.

“Dispute” has the meaning specified in Section 18(i) hereof.

“EH&S Program” has the meaning specified in Section 4(c) hereof.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, encumbrance, option, pledge, mortgage, security interest or preference, right of first refusal, easement, license, covenant, or other security agreement, preference arrangement or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, any conditional sale or other title retention agreement, or any lease.

“Environmental Law” means any Legal Requirement that relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors, or any pollutants, contaminants, or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport, or handling of pollutants, petroleum products, contaminants, or hazardous or toxic wastes, substances, or materials, including the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, as amended by the Solid and Hazardous Waste Amendments of 1984, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, and any and all similar Legal Requirements that are applicable to the Facility and the Project.

“Event of Bankruptcy” means, for any Person, the occurrence of any of the following events:  (i) the filing by such Person of a voluntary case or the seeking of relief under any chapter of Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended (the “Bankruptcy Code”), (ii) the making by such Person of a general assignment for the benefit of its creditors, (iii) the admission in writing by such Person of its inability to pay its debts as they mature, (iv) the filing by such Person of an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purposes of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors, (v) the filing by such Person of a petition seeking a reorganization of its financial affairs or to take advantage of any Bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, (vi) an involuntary case is commenced against such Person by the filing of a petition under any chapter of Title 11 of the Bankruptcy Code and within 90 days after the filing thereof either the petition is not dismissed or the order for relief is not stayed or dismissed, (vii) an order, judgment or decree is entered appointing a receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the entry of an order, judgment or decree appointing or authorizing a trustee, receiver or agent to take charge of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of the creditors of such Person, and such order, judgment or decree shall continue unstayed and in effect for a period of 90 days, or (viii) an order, judgment or decree is entered, without the approval or consent of such Person, approving or authorizing the reorganization, insolvency, readjustment of debt, dissolution or liquidation of such Person under any such law or statute, and such order, judgment or decree shall continue unstayed and in effect for a period of 90 days

“Event of Default” has the meaning specified in Section 9(a) hereof.

“Feedstock” means gob, culm, lignite, or other lower grade or dirty coals, or high carbon fly ash, any other substance recovered from the Site that creates Revenue or otherwise generates cash, or cash equivalents from sale or assignment and is processed by the Facility in order to make Product.

“Feedstock Supply Agreement” means any agreements or arrangements for the supply of Feedstock to the Facility.

“Financial Statements” means, in respect to a Person, an income statement, balance sheet and statement of cash flows, all prepared in accordance with GAAP.

“force majeure” has the meaning specified in Section 16(b) hereof.

“Fuel Sales Agreement” means any agreements or arrangements for the sale of Product produced at a Facility during the Term.

“Incur” means to make either Operator or Project Company liable for or subject to an obligation requiring payment, such as for a cost or expense; such definition includes, with correlative meanings, the words “Incurred” and “Incurrence”.

“Inspecting Party” has the meaning specified in Section 10(c) hereof.

“Non-Proposing Party” has the meaning specified in Section 2(e)(iii) hereof.

“Operating Costs” has the meaning specified in Section 7(a) hereof.

“Operating Fee” has the meaning specified in Section 7(c) hereof.

“Operational Procedures” has the meaning specified in Section 6 hereof.

“Operator Compensation” has the meaning specified in Section 7(c) hereof.

“Permitted Actual Costs” has the meaning specified in Section 7(c) hereof.

“Production Dispute” has the meaning specified in Section 2(e)(v)(A) hereof.

“Production Fee” has the meaning specified in Section 7(d) hereof.

“Production Report” has the meaning specified in Section 8(b) hereof.

“Production Schedule” has the meaning specified in Section 2(e)(i) hereof.

“Project Company Direct Costs” has the meaning specified in Section 7(b) hereof.

“Proposing Party” has the meaning specified in Section 2(e)(iii) hereof.

“Permits” means all permits, registrations, licenses and other consents, designations, approvals and authorizations, and “Permit” means any of the foregoing.

“Project Contracts” means any Feedstock Supply Agreement, any Fuel Sales Agreement, [the Lease Agreement,] and the Supply Agreement.

“Quarter” means a calendar quarter commencing on the first day of each of January, April, July and October.

“Services” has the meaning specified in Section 2(b) hereof.

“Site” means the premises owned, leased or licensed by Project Company for the location and operation of the Project.

“Supply Agreement” means any contract or arrangement for the purchase of Enzyme/Protein material to be used in the Facility to produce Refined Coal or other Product during the Term, and any amendments thereto, any successor or replacement agreements thereof.

“Substantial Costs” means the entire amount of any costs for any item or related group of items, or for any service or related group of services, or pursuant to any agreement or group of related agreements, in any case that exceed $10,000 in any one Month.

“Tax” or “Taxes” mean all taxes, charges, fees, imposts, levies or other assessments by any Governmental Body, including all net income, gross receipts, capital,

sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, and all interest, penalties, fines, additions to tax or other amounts imposed by any Governmental Body that relate in any way to the assessment or collection of any taxes or the filing of any Tax Return, and include any transferee or successor liability in respect of Taxes (whether by contract or otherwise) and any liability in respect of any Tax as a result of being a member of any Affiliated Group (as defined in Section 1504 of the Code), including any consolidated, combined, unitary or similar group.

“Tax Return” means any return, declaration, report, claim for refund, separate election or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Term” has the meaning specified in Section 3 hereof.

“Ton” means 2,000 pounds avoirdupois.

“Workers” means all persons, contractors or subcontractors performing the Services under this Agreement.

(b)

References; Gender; Number; Certain Phrases.  All references in this Agreement to a “Section” or “Exhibit” are to a Section or Exhibit of this Agreement, unless the context requires otherwise.  Unless the context requires otherwise, the words “this Agreement”, “hereof”, “hereunder”, “herein”, “hereby”, “thereof”, “thereunder” or words of similar import refer to this Agreement as a whole and not to a particular Section, subsection, clause, or other subdivision hereof.  Whenever the context requires, the words used herein include the masculine, feminine, and neuter gender, and the singular and the plural.  The words “include” and “including” shall mean “include, without limitation,” and “including, without limitation,” respectively.  The word “or” is not exclusive.

2.

Services.

(a)

Appointment of Operator.  Project Company hereby appoints Operator, and Operator hereby accepts appointment, on the terms and conditions set forth herein, to manage, operate, maintain, and repair the Facility in accordance with the terms of this Agreement, the other Project Contracts, and applicable Legal Requirements.  Operator is required to contract in its own name for the provision of all supplies (excluding Feedstock, Enzyme/Protein, Ancillary Equipment and spare parts), labor and direct supervision of Workers and all other services necessary to operate, maintain and repair the Facility as required by this Agreement and in compliance with all applicable Legal Requirements and Environmental Law and, subject to the availability of necessary supplies, including appropriate Feedstock and Enzyme/Protein, to use Commercially Reasonable Efforts to deliver Product in accordance with the requirements of the Fuel Sale Agreement.  Operator is an independent contractor and not an agent of Project Company, except to the limited extent and for those limited purposes specifically set forth in Section 2(b) and Section 8(a) hereof.

(b)

Scope of Authority.  In connection with the performance of its duties hereunder, Operator shall not, without the prior consent of Project Company (i) create, or suffer the creation of, any Encumbrance on the Facility or any interest in or portion thereof, (ii) take any action which would otherwise cause Project Company to cease to have good and marketable title to the Facility or to the Product being produced by the Facility prior to the sale of such Product, (iii) remove any material part of the Facility from the Site, (iv) subject to the provisions of Section 2(e)(IV)B, Incur costs in the performance of the Services if such Incurrence would cause the aggregate costs Incurred (excluding any Project Company Direct Costs advanced by Operator) during the period covered by the applicable Budget to exceed 125% of the amount set forth in such Budget for the period, or (v) Incur on behalf of Project Company any Substantial Costs; provided, however, that this subclause (v) will not apply to any (A) costs that are specifically identified in the applicable Budget that, pursuant to Section 2(e), has been agreed upon by Project Company and Operator (or, if applicable, the Budget that has been finally approved by the qualified independent engineer pursuant to Section 2(e)(iv)); (B) costs of employing, training or insuring the Workers, including costs of benefit plans, workers’ compensation insurance and employee bonus plans; or (C) Project Company Direct Costs.  Regardless of whether Operator is permitted to Incur any costs hereunder, Operator may, but shall not under any circumstances be required to, make any actual payment in respect of any Project Company Direct Costs.  All transactions entered into by Operator for or on behalf of Project Company hereunder shall at all times be on terms which are commercially reasonable and at arms’ length.  Project Company will cooperate with and assist Operator in every reasonable and proper way to permit Operator to carry out its duties under this Agreement or otherwise with respect to the Facility and the Project.  Without limiting the scope of the appointment set forth in Section 2(a) above and this Section 2(b), and subject to the terms and conditions hereof, Project Company hereby engages Operator to provide the following services (including the fulfillment of the appointment and the performance of the obligations set forth in Section 2(a) above, the “Services”) to Project Company:

(i)

supply labor and supervise the Workers pursuant to this Agreement;

(ii)

provide such office space, equipment, facilities and supplies, and the services of such secretarial, clerical and other personnel of Operator at its headquarters, as may be required for the reasonable conduct of the business of the Project by Operator personnel;

(iii)

handle Feedstock at the Project, process Feedstock through the Facility and load Product onto the Project’s mode of transportation adjacent to the Facility and reposition residual soil and rock from the Process onto the Project site or for sale as top soil, fill or capping material, if appropriate;

(iv)

keep the Facility and Site improvements in good repair, condition and working order in accordance with normal industry practice and consistent with the manufacturer’s design and specifications, including replacing any part of the Facility or any Site improvement which needs to be replaced because of damage, deterioration or loss (at Project Company’s expense);

(v)

supply and maintain tools, spare parts (at Project Company’s expense), and other items to sustain normal Facility operation;

(vi)

maintain the Facility under a preventive maintenance program by qualified personnel who possess a working knowledge of the mechanical operation of the Facility including electrical systems, motors, drives, controls, accessories, lubricants and all other items necessary to make the Facility operate in accordance with the manufacturer's design and specifications;

(vii)

furnish any and all operating supplies (including consumables), labor, tools, materials to keep Facility in good repair, condition and working order in accordance with normal industry practice and consistent with the manufacturer’s design and specifications,

(viii)

institute procedures, and file reports and applications, under applicable federal, state or local statute or ordinance with respect to the Facility and the Project, excluding federal, state or local Tax Returns;

(ix)

establish and maintain appropriate accounting and management information systems and internal controls for the Project relating to the Services hereunder and maintain in good order the books of account, ledgers, and records of Project Company and shall perform all day-to-day accounting functions of the Project necessary for the conduct of its business including matters related to paying and receiving, billing, reserve estimates, payroll and assistance with Tax Return preparation, contract coordination and administration of employee benefit plans;

(x)

take appropriate steps for the security and safety of the Facility and all materials belonging to Project Company or Operator;

(xi)

obtain and maintain the insurance policies Operator is required to obtain pursuant to this Agreement, and meeting the criteria set forth in the Project Contracts;

(xii)

cause samples of Feedstock and Product to be delivered to one or more third parties selected by Project Company for testing to the terms of this Agreement;

(xiii)

implement and oversee a safety program for the operation of the Facility at the Site sufficient to facilitate compliance with all Legal Requirements identified in Section 4(a) herein;

(xiv)

conduct the operations and maintenance of the Facility in compliance with applicable Legal Requirement, including Environmental Laws and licensing or permitting requirements and, in cooperation with and as directed by Project Company, make such arrangements with and employ and retain, at the expense and for the benefit of Project Company, such accountants, attorneys, banks, transfer agents, custodians, underwriters, engineers, insurance companies and other Persons as may from time to time reasonably be necessary to manage the business operations of Project Company;

(xv)

cooperate with Project Company in such respects as Project Company reasonably requests in the resolution of any disputes which Project Company has with any Person other than Operator regarding the Site, the Facility or the operation of the Project and selling Product; and

(xvi)

conduct the operations and maintenance of the Facility in a manner which will not result in any failure of performance, breach or default by Project Company under any of the Project Contracts.

Except as expressly provided in Section 2(b) or Section 6, all costs and expenses with respect to the Services will first be Incurred and paid by Operator.  The portion of these costs and expenses that constitute Permitted Actual Costs will then be paid to Operator by Project Company as part of the Operator Compensation.

(c)

Access to Facility.  In order for Operator to perform its obligations hereunder, Project Company hereby provides Operator and its subcontractors and agents with Project Company’s consent for access to the Facility and Site at any and all times during the Term, without any prior notice to, or further consent from, Project Company or any third party[ including Lessor].

(d)

Ancillary Equipment.  Project Company shall provide all additional equipment that is reasonably necessary to receive and handle Feedstock at the Site and to facilitate the sale and loading of Product at the Site pursuant to any Fuel Sales Agreement (the “Ancillary Equipment”).

(e)

Production Schedule; Budget.

(i)

Preparation.  The initial production schedule for the Facility for the period from the date hereof through the end of the current calendar year is attached hereto as Exhibit A.  The initial budget for the Facility reflecting the initial production schedule for the period from the commencement of production through the end of the current calendar year is attached hereto as Exhibit B.  On or before the date 45 days before the beginning of each calendar year through the Term, Project Company will prepare and deliver to Operator the production schedule for the Facility for the following calendar year (each, a “Production Schedule”); provided, however, that the production schedule shall not require a commercially unreasonable level of production that exceeds the maximum practical operating capacity of the Facility or the availability of sufficient Feedstock and Enzyme/Protein to accomplish such production.  Within 20 Business Days after

Operator’s receipt of any such Production Schedule, Operator will deliver to Project Company for Project Company’s approval a proposed budget for the following calendar year.  Project Company shall promptly review Operator’s proposed budget.  Project Company will not unreasonably withhold its approval of such proposed budget.  Project Company may, by written request to Operator delivered within 10 Business Days after Project Company’s receipt of the proposed budget, request changes, additions, deletions and modifications to such budget.  The Parties shall negotiate in good faith regarding any changes, additions, deletions and modifications to such budget that are requested by Project Company.  If Project Company and Operator are unable to agree on all such requested changes, additions, deletions or modifications within 10 Business Days from Operator’s receipt of written request, Operator shall provide written notice to Project Company specifying those of Project Company’s requested changes, additions, deletions or modifications, if any, that remain subject to disagreement (such disagreement, a “Proposed Budget Dispute”).  Any of Project Company’s requested changes, additions, deletions, and modifications to the proposed budget that are not specified in such notice (and, if no such notice is provided by Operator, all of Project Company’s requested changes, additions, deletions, and modifications) will be deemed accepted and will for all purposes constitute a portion of the Budget for the following calendar year.  Project Company and Operator shall, within 5 Business Days after Project Company’s receipt of such notice, submit the Proposed Budget Dispute, if any, to a qualified independent engineer for resolution pursuant to Section 2(e)(iv).  Each of Project Company and Operator shall, acting in good faith, use Commercially Reasonable Efforts to cause the qualified independent engineer to be selected pursuant to Section 2(e)(iv)(A) within such 5 Business Day period.  Each of the initial budget and each annual budget thereafter is referred to herein as a “Budget”.

(ii)

Content.  Each Production Schedule will contain the following information: (A) a narrative description of the operations proposed for the period covered by the related Budget; (B) projections of Feedstock to be recovered and utilized by tonnage and quality; (C) projections of Product to be produced by tonnage and quality; (D) projections of Enzyme to be purchased; and (E) such other information as may be reasonably requested by the Parties.  Each Budget will contain a line-item specification of the Operating Costs (as defined below) that Operator may Incur in the performance of the Services during the period covered by such Budget and such other information as may be reasonably requested by the Parties.  The line items to be included in each Budget must include, without limitation, the line items reflected in Exhibit B.

(iii)

Amendments and Supplements.  During the period covered by a Production Schedule, Project Company may, in its sole discretion, whether based on its own initiative or proposals by Operator, amend the Production Schedule effective 30 days following Operator’s receipt of written notice of such amendment; provided, however, that Project Company may not amend the Production Schedule to require a commercially unreasonable level of production.  During the period covered by a Budget, either Project Company or Operator (the “Proposing Party”) may propose amendments and supplements to the Budget, which the Parties shall seek to agree upon in good faith.  The Parties acknowledge that such proposed amendments and supplements to the Budget may include amendments and supplements based on amendments that are made by Project Company to the Production Schedule.  Neither Party may unreasonably withhold its consent to any such proposal to amend or supplement a Budget.  The Party (the “Non-Proposing Party”) receiving, in writing, a proposed amendment or supplement to the Budget shall promptly review the proposed Budget amendment or supplement.  If the Non-Proposing Party does not accept the proposed amendment or supplement, it shall notify the Proposing Party within 5 Business Days after receipt of the proposed Budget amendment or supplement.  Failure of the Non-Proposing Party to deliver such notice will be deemed for all purposes hereunder to constitute consent to the Proposing Party’s proposed Budget amendment or supplement.  If Project Company and Operator are unable to agree regarding a proposed amendment or supplement to the Budget within 10 Business Days after the expiration of such 5 Business Day period, the Parties shall, within 2 Business Days after the expiration of such 10 Business Day period, submit the dispute regarding the proposed Budget amendment or supplement to a qualified independent engineer for resolution pursuant to Section 2(e)(iv).  Each of Project Company and Operator shall, acting in good faith, use Commercially Reasonable Efforts to cause the qualified independent engineer to be selected pursuant to Section 2(e)(iv)(A) within such 5 Business Day period.  Such dispute will be deemed for all purposes hereunder to constitute a Proposed Budget Dispute.

(iv)

Resolution by Qualified Independent Engineer.

(A)

In the case of any dispute regarding the commercial reasonableness of any Production Schedule or amendment thereto (a “Production Dispute”) or any Proposed Budget Dispute, Project Company and Operator will negotiate in good faith to promptly select a qualified independent engineer to resolve the Production Dispute or Proposed Budget Dispute.  If the Parties are unable to reach agreement regarding such selection, the selection will be resolved by arbitration as provided in Section 18(i) hereof.  The qualified independent engineer so selected must determine in writing, within 5 Business Days after such engineer’s receipt of notice of the Proposed Budget Dispute, the Production Schedule or the Budget, as the case may be, that shall be adopted.  Each Party will initially pay one-half of the cost of the review of a Production Dispute or the Proposed Budget Dispute by the independent engineer.  A Party will be reimbursed for its share of the cost of the review by the independent engineer if such review substantially affirms the position of that Party.  Each Party will bear its half of the cost of the review if such review does not substantially affirm the position of either Party.

(B)

During the period of review by the qualified independent engineer, Operator shall perform Services pursuant to Section 2(b) in accordance with the prior Production Schedule and the proposed Budget amendment.  During the period of review by the qualified independent engineer of any proposed amendments and supplements to the Budget under Section 2(e)(iii), subject to the limitations in Section 2(b) and the standard for performance in Section 2(f), Operator may Incur costs in accordance with any proposed increases in the Budget as it would be amended by such proposed amendments and supplements but for the Proposed Budget Dispute and, in respect to any proposed decreases in the Budget, in accordance with the Budget then in effect without regard to such proposed amendments and supplements, until resolution of the Production Dispute and Proposed Budget Dispute.

(C)

During the period of review by the independent engineer of any proposed amendments and supplements to the Budget under Section 2(e)(iii), subject to the limitations in Section 2(b) and the standard for performance in Section 2(f), Project Company will reimburse Operator for the amount of such Permitted Actual Costs Incurred in accordance with Section 2(e)(IV)B.  In no event will Operator be required to continue performance of the Services during the Production Dispute or Proposed Budget Dispute if it determines in good faith that it will be unable to do so without Incurring costs and expenses in excess of  Permitted Actual Costs.

(f)

Levels of Production.  Operator shall use Commercially Reasonable Efforts, consistent with good engineering practices and subject to availability of necessary supplies of appropriate Feedstock and Enzyme/Protein, to cause the Facility to produce quantities of Product in accordance with the Production Schedule that meet the qualities and specifications set forth in the Fuel Sales Agreement and to Incur Operating Costs no greater than those documented in the Budget agreed upon by Project Company and Operator (or, if applicable, the Budget that has been finally approved by the qualified independent engineer).  It is the goal of Project Company and Operator to produce a minimum of 2 million tons of Product per year.

3.

Term.  Unless earlier terminated pursuant to Section 9 hereof, the term of this Agreement (the “Term”) commences at the date hereof and expires on the earlier of the date 10 years from the date of this Agreement or the date that the Project has produced in excess of 20 million Tons of Refined Coal, unless Project Company’s operating rights are expanded.

4.

Workers.

(a)

Employment of Workers.  The Workers shall remain at all times employees or subcontractors of Operator and Operator shall remain solely liable for all aspects of the employment of the Workers, including hiring, firing, promotion, transfer, compensation and other benefits payable or required to be provided to the Workers.

Subject to the terms and conditions of this Agreement, Operator shall have complete discretion with respect to the Workers designated to render the Services hereunder and the time, place and manner of such performance consistent with Operator’s obligations hereunder.  Operator may retain subcontractors to perform portions of the Services, but retention of a subcontractor shall not relieve Operator of any of its duties, liabilities or obligations under this Agreement.  In the performance of its Services hereunder, Operator shall comply in all material respects with all applicable Legal Requirements, including those relating to Environmental Laws, the Occupational Safety and Health Act, as amended, or the Mine Safety and Health Act, as amended which ever is applicable, and similar state and local Legal Requirements, and shall exercise control over labor relations in a reasonable manner consistent with this Agreement.  Operator shall have sole authority, control and responsibility with respect to labor matters in connection with the performance of the Services.

(b)

Worker Safety, Records, Etc.  With respect to each Worker at the Site, Operator shall: (i) cause such Worker to be equipped with all safety clothing and equipment as required by applicable Legal Requirements and ensure that such Worker receives training as required by Environmental Law and in accordance with prudent industry practice; (ii) to the extent permitted by applicable Legal Requirements and obligations of confidentiality, provide to Project Company, upon request, the Worker’s employment application, work history information, drug screening tests and results, and relevant certificates and licenses; and (iii) replace the Worker if the Worker is not qualified, not properly certified or, in the sole judgment of Operator, not performing satisfactorily.

(c)

Environmental, Health and Safety Program.  Operator shall implement and maintain a formal written environmental, health and safety program (the “EH&S Program”) including regular review and evaluation, aimed at ensuring that Operator’s operations hereunder are conducted in compliance with any applicable Environmental Law and Legal Requirements.  At a minimum, the EH&S Program shall include: (i) identification of environmental, health and safety concerns associated with Environmental Law and Legal Requirements; and (ii) adoption and implementation of an environmental, health and safety management system to assess and control the impacts of Operator’s operations hereunder.

(d)

Standard of Care.  In addition to any more specific standards set forth herein, Operator shall cause the Workers to perform the Services rendered hereunder, and shall cause the Facility to be operated, in a careful, skillful and workmanlike manner and consistent with good engineering practice.

(e)

Labor Matters.  Operator shall not have the authority to enter into contracts or collective bargaining agreements with respect to labor matters which purport to obligate Project Company, or its successors, assigns, or Affiliates, without the prior written consent of Project Company.

(f)

Compensation and Worker Insurance.  Operator and if applicable, its subcontractors, shall be responsible for the payment of all compensation due to the Workers and shall remit to the applicable federal, state and local Governmental Bodies when due all withholding, unemployment, social security and workers’ compensation Taxes, payments and assessments applicable to the employment of the Workers.  Operator and if applicable, its subcontractors, shall pay for and maintain any and all group life, accidental death and dismemberment, health, sickness and accident insurance that may be required for the Workers by Legal Requirements or agreement.  Operator and if applicable, its subcontractor, shall secure and be responsible for insurance coverage on all Workers as required by all applicable Legal Requirements.  The costs and expenses Incurred by Operator for the Workers, including all insurance premiums, contributions and employee benefits and vacation accruals, shall be Operating Costs.

5.

Sampling and Testing of Feedstock and Product.  Operator shall cause samples of the Feedstock and Product to be delivered to one or more independent laboratory or laboratories selected in advance in writing by Project Company, to (a) perform chemical analysis, as ordered by Project Company, on representative samples of Feedstock and Product in accordance with sampling procedures approved by Project Company and conducted in accordance with standard industry practice, and (b) perform such other tests as may be required under any Fuel Sale Agreement with respect to the Product delivered to thereunder and the underlying Feedstock and Enzyme/Protein used to produce such Product.  Project Company shall have ownership of the test results but shall promptly provide Operator with copies of all test results.  Upon receiving prior approval from Project Company, Operator may from time to time engage engineers or geologists to sample Feedstock in place upon the Site for purposes of testing and analysis and shall promptly provide Project Company with copies of all test results received from engineers or geologists engaged by Operator.  Project Company shall be responsible for all pre-approved third-party costs associated with the sampling, laboratory tests and analysis conducted pursuant to this Section 5.

6.

Processes and Procedures.  Project Company will promptly provide, or will cause to be provided, to Operator the general processes and procedures and operating guidelines (collectively, the “Operational Procedures”) to be used to produce Product at the Facility under this Agreement, provided however, that neither Geotec, nor any of its affiliates shall ever be required to disclose to Operator or its affiliates any Confidential Information related to the Enzyme/Protein Technology.  Operator shall be responsible for the implementation of the Operational Procedures in the production of Product at the Facility.  Operator shall operate the Facility in substantial adherence to the Operational Procedures and shall not materially deviate from such Operational Procedures without the prior written consent of Project Company.  If Project Company shall revise the Operational Procedures, Operator shall only be obligated to implement such revised Operational Procedures if Operator can implement them without material increase in its operating costs or unless Project Company agrees to an increase in the related line items in the Budget in an amount reasonably necessary to cover such increased costs.

7.

Operating Costs; Operator’s Compensation.

(a)

Operating Costs.  All costs and expenses Incurred by Operator in performing the Services in accordance with the Budget and otherwise performing Operator’s obligations hereunder, including sampling Product pursuant to Section 5 (the “Operating Costs”), shall first be paid by Operator, and shall then be reimbursed by Project Company to the extent required under Section 7(c); provided, however, that the Project Company Direct Costs (as defined below) shall be paid directly by Project Company unless Operator elects to pay any of them on behalf of Project Company from time to time, in which case Operator will be reimbursed therefor.  The Operating Costs shall include, without limitation, (i) the costs of electrical power, water, and other utilities consumed in the operation of the Project; (ii) the cost of raw materials (excluding Feedstock and Enzyme/Protein, which are Project Company Direct Costs) and incidental products used in the recovering, loading, moving, storing and processing of Feedstock, preparing, storing and loading of Product and the disposal of waste materials and residues (including fuels, lubricants, chemicals, fluids, oils, supplies, filters, fittings, connectors, seals, gaskets, hardware, wires, and other similar consumable materials and supplies); (iii) the costs of complying with (but not the costs of procuring and maintaining) all Permits; (iv) the costs of operating, maintaining and repairing the Facility and Ancillary Equipment; (v) the costs of insurance coverage obtained pursuant to Section 11(c); (vi) all other costs Incurred hereunder that do not constitute Project Company Direct Costs; and (vii) a documented office overhead cost equal to no greater than 10% of each Month’s other Permitted Actual Costs.  Operator may require a deposit equal to one Month’s Operating Costs for the Project   Any fines and penalties relating to operation and maintenance of the Facility (but not in respect of the sale of Product to customers), except to the extent caused by direction of Project Company or the Operating Procedures, shall be paid by Operator and shall not be reimbursed by Project Company under Section 7.

(b)

Project Company Direct Costs.  As used herein, the term “Project Company Direct Costs” shall mean (i) the costs and expenses specifically identified in this Agreement as being the responsibility of Project Company; (ii) the costs and expenses in respect to the purchase and delivery, whether for inventory or immediate use, of Enzyme/Protein  and acquisition of Feedstock; (iii) Taxes, administrative costs and all other assessments related to the ownership of the Facility or the sale of Product or the purchase or acquisition of Feedstock; (iv) the costs of procuring and maintaining all Permits, including all related engineering costs; (v) all costs and fees payable [for ownership of the Site] or [under the Lease Agreement]; (vi) the costs and expenses associated with the delivery of Product; (vii) the costs and expenses for acquiring or replacing Ancillary Equipment; (viii) the cost of spare parts and replacement parts for the Facility and the Ancillary Equipment; (ix) capital costs, including such costs for capital components that Operator must maintain in inventory pursuant to Section 2(a); and (x) all budgeted Substantial Costs or Substantial Costs approved in advance by Project Company that are not already identified under the foregoing subclauses of this Section 7(b).

(c)

Operator Compensation.  In addition to the Production Fee described in Section 7(d) below, Operator shall receive from Project Company, and Project Company shall pay to Operator as Operator’s compensation for performing its administrative and operational duties set forth herein, an amount (the “Operator Compensation”) equal to the sum of (i) any Project Company Direct Costs paid by Operator on behalf of Project Company; (ii) the Operating Costs that satisfy all of the following requirements (the “Permitted Actual Costs”): (A) such costs were actually paid by Operator during such Month in compliance with subclause (iv) of the first sentence of Section 2(b) or otherwise as permitted by the first two sentences of Section 7(a), (B) Operator has provided to Project Company reasonable supporting documentation demonstrating the payment of such costs, and (C) such costs have not previously been reimbursed to Operator by Project Company; and (iii) $1.00 per Ton of Refined Coal produced by the Facility during such Month (the “Operating Fee”).  If Operator is directed by Project Company to operate the Facility for the production of Product other than Refined Coal, the Operating Fee will be based upon the tonnage of such other Product produced.  Payment of the Operator Compensation for each Month shall be made by Project Company to Operator on or before the later of (x) 20 days after the last day of such Month and (y) 10 days after the receipt by Project Company of Operator’s Production Report for such Month prepared and delivered to Project Company in accordance with Section 8(b) hereof.

(d)

Production Fee.  In addition to the Operator Compensation described in Section 7(c) above, Operator shall receive from Project Company, and Project Company shall pay to Operator as additional compensation to Operator for performing its administrative and operational duties set forth herein, an amount (the “Production Fee”) equal to a 20% Carried Interest; provided that in no event will such Production Fee be an amount less than 10% of all Net Revenues of the Project.  For each Quarter Project Company shall provide to Operator Financial Statements of Project Company and each affiliated marketing agent or principal receiving Revenues, accurately reflecting Revenues and Expenses for the period, together with a computation of Net Revenues for the period and a computation of the Production Fee due for the Quarter, if any.  Delivery of the Financial Statements and payment of the Production Fee for each Quarter shall be made by Project Company to Operator on or before the date 90 days after the last day of such Quarter.  For purposes of clarity, revenues generated from sales unrelated to the Process, such as the sale of Feedstock which is not treated with the Enzyme, will not be deemed to be Net Revenues of the Project and will not be utilized in determining the Production Fee, if any, due.

(e)

Objection to Computations.  If Project Company objects in good faith to any computation of the Operator Compensation or if Operator objects in good faith to the Financial Statements or to Project Company’s calculation of the Production Fee, the objecting Party shall promptly notify other Party of such objection.  Unless the Parties can resolve the objections between them within 30 days from receipt of notice of such objection, such disputes shall be resolved pursuant to Section 18(i).

(f)

Wire Transfer of Payments.  Payments to Operator will be made per the wire transfer payment instructions described in Exhibit C attached hereto, as the same may be amended from time to time by Operator in written notice delivered to Project Company as provided in Section 17 hereof.

(g)

Tonnage.  The tonnage of Refined Coal produced by the Facility shall be based upon certified belt scales or any other method agreed upon between Project Company and Operator.

8.

Reporting; Management.

(a)

Management of Project Contracts.  As part of the Services to be provided hereunder, Operator shall carry out Project Company’s duties and obligations (except for the payment of Project Company Direct Costs) under the Project Contracts[ including, where appropriate, the Lease Agreement], and will collect all Revenues and pay all Expenses on behalf of Project Company; provided that in no event will Operator be required to pay any Expenses with its own funds.  All Project Contracts will be entered into by Project Company and not Operator.

(b)

Operational Reports and Billing.  Within 10 Business Days after the end of each Month during the Term, Operator shall deliver to Project Company a detailed statement, together with reasonable supporting documentation, indicating (i) the tonnage and quality of Feedstock used under the Feedstock Agreement during the preceding Month; (ii) the quantity of Enzyme/Protein delivered and used during the preceding Month; (iii) the tonnage and quality Refined Coal and other Product sold under the Fuel Sales Agreement during the preceding Month; (iv) any Project Company Direct Costs incurred by Operator on behalf of Project Company; and (v) the Operator Compensation due Operator hereunder for such Month the (each, a “Production Report”).

(c)

Additional Reports.  During the Term, Operator shall provide Project Company with such additional information, supporting documentation, reports, or assistance as may be reasonably requested by Project Company from time to time.

9.

Default and Termination.

(a)

The occurrence and continuation of any of the following events shall constitute an “Event of Default”:

(i)

There shall occur an Event of Bankruptcy with respect to Project Company or Operator; or

(ii)

Except in the event of a dispute asserted in good faith by Project Company in respect to payments due Operator as herein provided, the failure or refusal by Project Company to pay any undisputed payments to Operator when and as due and payable; or

(ii)

Failure by Project Company or Operator to observe or perform any of the other material covenants or agreements contained herein or a breach of a representation and warranties contained herein, that reasonably could have a material adverse effect on the financial condition, operations or prospects of Project Company or Operator, as the case may be, provided that in any such case such failure or breach shall is not cured within 60 days after the non-defaulting Party shall have given written notice of such failure or default to the other Party, which notice shall set forth a detailed description of the alleged failure or default or, if such failure or default is of a nature that a cure thereof, using reasonable diligence, cannot be completed within 60 days, unless the defaulting party commences such cure within 30 days and thereafter diligently pursues such cure to completion.

(b)

Termination; Remedies.  This Agreement shall be subject to early termination upon the occurrence and during the continuance of an Event of Default by delivery of written notice of termination by the non-defaulting Party to the defaulting Party; provided that either Party may seek any other remedy or remedies hereunder, without election, including an action for specific performance hereof, in lieu of exercise of the right of termination.

10.

Records.

(a)

Operator Records.  Operator shall maintain accurate records of operations of the Project and activities conducted at the Facility, including amounts of Feedstock acquired, Feedstock processed by the Facility, Enzyme used, Enzyme stored at the Facility, Product produced (separated by category), Product delivered (separated by category and customer), laboratory reports required under Section 5 hereof, and such other records reasonably deemed necessary or appropriate by Project Company.

(b)

Project Company Records.  Project Company shall maintain accurate financial records of Revenues, whether received by Project Company or its Affiliates, and Expenses and such other records reasonably deemed necessary or appropriate by Operator in respect to the Project and Revenues.

(c)

Inspection and Audit Rights; Retention of Records.  Upon at least 5 Business Days' prior written request of a Party (the “Inspecting Party”), the other Party shall promptly make available during normal business hours any and all records and related correspondence, receipts, vouchers and memoranda referred to above for inspection, audit or reproduction by any authorized representative of the Inspecting Party at the Inspecting Party’s expense.  Each Party shall preserve all such records until the later of (i) 3 years after the filing of each Tax return for each Project Company, or (ii) the conclusion of a Tax audit of Project Company with respect to such period.  In the event a Party desires to destroy or otherwise transfer such records after such time, such Party shall give written notice thereof to the other Party and, upon the request of the other Party, transfer such records to the other Party.

11.

Permits.  During the Term, Project Company shall use commercially reasonable efforts to procure or cause to be procured and to maintain, and Operator shall use commercially reasonable efforts to comply with, any and all permits required by law in connection with the operation of the Facility which are issued (i) by the Department of Environmental Protection or equivalent Governmental Body of the state of the Site or any department or divisions thereof, (ii) pursuant to the Mine Safety and Health Act and all applicable regulations thereunder, or (iii) by any other Governmental Body, in each case for the purpose of operation of the Facility in accordance with applicable Legal Requirements, and the terms and conditions of such permits.  To the extent appropriate, Operator shall cooperate with and assist Project Company in procuring such permits.  All permits and licenses that are required at the commencement of the Term hereunder (including any renewals thereof) for the operation and maintenance of the Facility are to be obtained by Project Company.  Project Company shall provide Operator with copies of all such Permits obtained during the Term and any amendments thereto.

12.

Insurance.

(a)

Operator Insurance Obligations.  Without limiting any of the obligations or liabilities of Operator, Operator shall, at all times throughout the Term, carry and maintain, or cause to be carried and maintained the minimum insurance coverage set forth below and, to the extent consistent herewith, in the Project Contracts.  All premiums, fees and other costs of such insurance coverage shall be an Operating Cost.  All insurance carried and maintained by Operator pursuant to this Agreement shall be with insurers, and shall be in such form and in such amounts, as shall be reasonably satisfactory to Project Company.

(i)

Operator shall carry and maintain coverage complying with all applicable labor codes, acts, laws, or statutes, whether federal or state, including Employer’s Liability insurance of $1,000,000 for injury or death of any one person.  Supplier’s Workers’ Compensation policy shall include USL&H/Jones Act Coverage, if applicable.

(ii)

Operator shall carry and maintain coverage against claims of bodily injury (including death), property damage, and pollution covering all owned, leased, non-owned and hired vehicles used with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage.

(iii)

Operator shall carry and maintain coverage against claims for third-party bodily injury (including death) and third-party property damage.  Such insurance shall provide coverage for products-completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage and personal injury insurance with a $1,000,000 limit per occurrence for combined bodily injury and property damage.

(iv)  Operator shall carry and maintain pollution legal liability insurance covering claims arising from Operator’s performance of its obligations hereunder.  Coverage for sudden and accidental and gradual on site clean-up and third party bodily injury, both on-site and off-site shall be included in an amount not less than $5,000,000 per occurrence and in the aggregate

 (v)  Operator shall carry and maintain or cause to be carried and maintained excess (or excess umbrella) liability insurance written on an occurrence basis and providing coverage with a limit of not less than $5,000,000 in excess of the insurance required in Section 12(a)(ii) and Section 12(a)(iii) hereof.

(b)

Endorsements Required.  Insurance carried under Section 12(a) shall be endorsed as follows:

(i)

All deductibles or self-insured retentions shall be the sole responsibility of Operator or Operator’s subcontractors, as the case may be.

(ii)

Any insurance carried and maintained in accordance with this Section 12(a) shall be endorsed to provide that:

(A)

Project Company[ and Lessor, and any other Persons as required pursuant to the Lease Agreement, each] shall be named as an additional insured with respect to insurance carried pursuant to Section 12(a)(ii) through Section 12(a)(v) hereof;

(B)

the insurers thereunder waive all rights of subrogation against any additional insured, any right of setoff and counterclaim and any other right to deduction due to outstanding premiums, whether by attachment or otherwise;

(C)

such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of an additional insured with respect to its interests as such in the Facility;

(D)

inasmuch as such policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements (other than the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured; and

(E)

if such insurance is canceled for any reason whatsoever, including non-payment of premium, or if any substantial change is made in the coverage that affects the interests of an additional insured, such cancellation or change shall not be effective as to an additional insured until 30 days after receipt by such additional insured of written notice from such insurer of such cancellation or change.

(iii) Coverages may not be canceled, non-renewed, or changed with respect to the requirements of this Section 12(b) without 30 days’ prior written notice sent by registered mail to Project Company; and

(iv)  The insurers thereunder waive all rights of subrogation against Project Company.

On or before the commencement of the Term, and thereafter as requested by Project Company during the Term, Operator shall arrange for furnishing Project Company and any other additional insureds with approved certification of all required insurance.  Such certification shall be executed by each insurer or by an authorized representative of each insurer.  Such certification or notice, as the case may be, shall identify the insurers, the type of insurance, the insurance limits and the policy term and shall specifically list the special endorsements in Section 12(a)(vii).

(c)

Project Company Insurance Obligations.  Project Company shall, at Project Company’s expense, procure and maintain during the Term, property damage insurance on an “all risk” basis insuring the Facility and Site improvements on a replacement cost basis, including coverage against damage or loss caused by earth movement, flood, boiler and machinery accidents.  All insurance carried and maintained by Project Company pursuant to this Agreement shall be with insurers, and shall be in such form and in such amounts, as shall be reasonably satisfactory to Operator.  Insurance carried under this Section 12(c) shall be endorsed to provide that:

(i)

coverages may not be canceled, non-renewed, or changed with respect to the requirements of this Section 12(c) without 30 days’ prior written notice sent by registered mail to Operator; and

(ii)

the insurers thereunder waive all rights of subrogation against Operator.

On or before the commencement of the Term, and thereafter as requested by Operator during the Term, Project Company shall arrange for furnishing Operator with approved certification of all required insurance.  Such certification shall be executed by each insurer or by an authorized representative of each insurer.  Such certification or notice, as the case may be, shall identify the insurers, the type of insurance, the insurance limits and the policy term and shall specifically list the special endorsements in this Section 12(c).  To the extent of any insurance coverage required to be maintained by Project Company under this Section 12(c), Project Company hereby waives any right of recovery against Operator.  The cost of coverage under this Section 12(c) shall be a Project Company Direct Cost.

13.

Representations and Warranties of Project Company.

Project Company hereby represents and warrants to Operator as follows:

(a)

Organization.  Project Company is a [_______________] duly organized, validly existing and in good standing under the laws of the State of [____________], with all requisite power and authority to own and operate its business and properties and to consummate the transactions contemplated hereby and is duly qualified and in good standing to do business in the State where the Site is located.

(b)

Due Authorization of Project Company; Binding Obligation.  Project Company has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Project Company of this Agreement have been duly authorized by all necessary action on the part of Project Company.  This Agreement has been duly and validly executed and delivered by Project Company.  This Agreement is the valid and binding obligation of Project Company, enforceable against Project Company in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)

Non-Contravention.  The execution, delivery and performance of this Agreement by Project Company and the consummation by Project Company of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the [______________] or [___________________] of Project Company or any covenant, agreement or understanding to which Project Company is a party or any order, ruling, decree, judgment or arbitration award or any law, rule, regulation or stipulation, to which Project Company is subject or constitute a default thereunder or result in the creation of any lien or encumbrance on any of Project Company’s properties or assets.

(d)

Legal Proceedings.  There is no outstanding order, ruling, decree, judgment or stipulation, or any litigation pending or, to Project Company’s knowledge, threatened against Project Company which would have a material adverse effect on the ability of Project Company to perform its obligations under this Agreement, or which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

(e)

Contracts.  Project Company has delivered to Operator true and complete copies of the Project Contracts in effect at the date hereof.  Project Company hereby covenants and agrees to deliver copies of any amendments, restatements or replacements of the foregoing agreements during the Term and shall deliver to Operator copies of any material agreements, including any Project Contracts, entered into by Project Company during the Term with respect to the operation, maintenance or repair of the Facility and the purchase of Feedstock or Enzyme/Protein and the sale of Product.

14.

Representations and Warranties of Operator.

Operator hereby warrants and represents to Project Company as follows:

(a)

Organization.  Operator is a [_______________] duly organized, validly existing and in good standing under the laws of the State of [____________], with all requisite power and authority to own and operate its business and properties and to consummate the transactions contemplated hereby and is duly qualified and in good standing to do business in the State where the Site is located.

(b)

Due Authorization of Operator; Binding Obligation.  Operator has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Operator of this Agreement have been duly authorized by all necessary action on the part of Operator.  This Agreement has been duly and validly executed and delivered by Operator.  This Agreement is the valid and binding obligations of Operator, enforceable against Operator in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and that the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)

Non-Contravention.  The execution, delivery and performance of this Agreement by Operator and the consummation by Operator of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the [___________] or [_________________] of Operator or any covenant, agreement or understanding to which Operator is a party or any order, ruling, decree, judgment or arbitration award or any law, rule, regulation or stipulation, to which Operator is subject or constitute a default thereunder or result in the creation of any lien or encumbrance on any of Operator’s properties or assets.

(d)

Legal Proceedings.  There is no outstanding order, ruling, decree, judgment or stipulation, or any litigation pending or, to Operator’s knowledge, threatened against Operator which would have a material adverse effect on the ability of Operator to perform its obligations under this Agreement, or which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

15.

Notice of Problem.  Whenever either Party encounters, discovers or reasonably anticipates any problem, including any violations of Environmental Law and Legal Requirements, that could delay or prevent, in any way, performance of this Agreement or that could have a material adverse effect on the operation of the Facility, such Party shall immediately notify the other Party in writing of all relevant circumstances and any remedial steps being taken.

16.

Force Majeure.

(a)

Obligation of Performance.  The failure of a Party to comply with any material term or obligation contained herein (a “Breaching Party”) shall not constitute an Event of Default hereunder and shall not give rise to a right of termination on the part of the other Party if such failure has resulted from, or is caused by, an event of force majeure (as described below); provided, however, that the Breaching Party must give the other Party written notice within 10 days after it becomes aware of the event of force majeure and use Commercially Reasonable Efforts to mitigate the effects of such event of force majeure.  Notwithstanding the occurrence of an event of force majeure, the other Party shall have the right to terminate this Agreement upon delivery of written notice of termination to the Breaching Party if the Breaching Party’s failure to comply with such material term or obligation shall continue for a period of 120 consecutive days.

(b)

Events of Force Majeure.  An event of “force majeure” means any of the following events that are beyond the reasonable control of, and occur without the fault, negligence or willful misconduct of, the Party asserting the event of force majeure and which, by the exercise of reasonable diligence, such Party is unable to prevent or overcome, regardless of whether the event was foreseeable or similar or dissimilar to the following described events, and which event wholly or partly prevents the performance of any of the obligations of the Party asserting the event of force majeure (other than an obligation of such Party to pay or expend money for or in connection with the performance of such Party’s obligations hereunder): an act of God or an act of a public enemy; fire, flood, explosion or other serious casualty; extraordinarily severe weather; war (whether declared or not), terrorism, warlike circumstances; mobilization, revolution, riot or civil commotion; new regulation or order of governmental authority, or material adverse change in government regulation or law or any environmental or operating permit issue; enforcement actions or orders of any Governmental Body (provided that the Breaching Party shall have contested such regulation, order or change); strike, lock out or other labor dispute whether or not directed at the Breaching Party or the activities at the Facility (provided that the settlement of strikes, lock outs or labor disputes shall be solely at the discretion of the Party having such labor difficulty); and material delay, default or damage to transportation means or facilities.  An event of force majeure which only partially prevents performance of any of the obligations of the Breaching Party shall not relieve the Breaching Party from performing its other obligations under this Agreement to the fullest extent possible.

17.

Notices.  Any notices required or permitted to be given under this Agreement to the other Party shall be in writing and shall be sent to the other Party by personal service, by facsimile to the number set forth below, by nationally recognized overnight courier or by registered or certified mail, postage prepaid, addressed as follows:

If to Operator:

[TTI Technologies, Inc.] or [Other Operator Name]

444 Regency Parkway Drive, Suite 311

Omaha, Nebraska  68114

Telephone:  (402) 391-6611

Facsimile:  (402) 391-6616

Attention:  President

If to Project Company:

c/o Green Energy Management, LLC

110 East Atlantic Avenue, Suite 200

Delray Beach, Florida 33444

Telephone:  (561) 276-9960

Facsimile:  (561) 276-9964

Attention:  Bradley Ray, Manager

Deliveries by personal service, facsimile or courier shall be effective upon delivery to the offices of the other Party to whom sent. Deliveries by mail shall be effective 3 Business Days after mailing.  A Party may change its address or facsimile number by written notice to the other Parties.

18.

Miscellaneous Provisions.

(a)

Titles and Headings.  Titles and headings as used in this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any provision.

(b)

Assignment.  This Agreement may not be assigned without the prior written consent of the Parties; provided, however, that Project Company may assign this Agreement without such consent to an Affiliate of Project Company or another Person formed to own and operate the Facility or to facilitate investment by a Monetizer.  Project Company shall be responsible for the compliance by any Affiliate of Project Company that is a permitted, so long as in each case such assignee of this Agreement assumes the terms and obligations of Project Company hereunder.

(c)

Recognition of Limited Liability; Limitation on Damages.

(i)

Notwithstanding any provision of this Agreement to the contrary, the Parties recognize that Project Company is a [______________] formed under the laws of the State of [_______] and Operator is a [__________] formed under the laws of the State of [__________], and that, except as may be otherwise explicitly provided in a binding written agreement or instrument signed by such Person, no past, present or future equity owner, member, manager, director, officer, employee, agent, representative or Affiliate of either Party shall have any personal liability for any obligation whatsoever or howsoever arising (including under contract or in tort or equity) under or with respect to this Agreement or the transactions contemplated hereby, or applicable law with respect thereto.  Neither Party shall (i) assert or seek to assert any claim arising hereunder, (ii) name any civil action or proceeding or arbitration for claims arising hereunder, or (iii) seek or obtain any judgment, order or decree for claims arising hereunder, against any equity owner, member, manager, director, officer, employee, agent, representative or Affiliate of the other Party, or any of the properties or assets or any equity owner, member, manager, director, officer, employee, agent, representative or Affiliate of the other Party.

(ii)

In no event shall either Party or any of its Affiliates be liable under this Agreement to another Person for any lost profits, lost sales, business interruption, lost business opportunities or any consequential, punitive, special or incidental damages incurred by such Person arising from a breach of this Agreement.  The Parties agree that the waivers and disclaimers of liability, releases from liability, and limitations on liability expressed in this Agreement shall apply whether in contract, equity, tort or otherwise, even in the event of the fault, negligence, including sole negligence, strict liability, or breach of the Party released or whose liabilities are waived or limited, and shall extend to the Affiliates and representatives of each Party.

(d)

Severability of Provisions.  If any term or provision of this Agreement shall be adjudicated to be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(e)

Binding Effect.  Subject to Section 18(b) above, the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

(f)

No Agency; Third Party Beneficiaries; Relationships.  Nothing contained in this Agreement shall be deemed or construed by the Parties or by any third Party to create the relationship of principal and agent, master and servant, partnership or joint venture or of any association.  Nothing in this Agreement shall be construed as giving any Person other than the Parties and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

(g)

Forbearance.  Any past or present forbearance on the part of either Party to demand compliance with the terms and conditions of this Agreement shall in no way be construed as a waiver or defense to enforcement.

(h)

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof.  No modification of this Agreement shall be binding unless the modification shall be in writing and signed by the Parties.

(i)

Submission of Disputes to Arbitration.  If any dispute shall arise between the Parties as to their rights or liabilities under this Agreement (a “Dispute”), the Dispute shall be exclusively determined, and the dispute shall be settled, by arbitration in accordance with the commercial rules of the American Arbitration Association.  The arbitration shall be held in Dover, Delaware before a panel of three independent arbitrators, all of whom shall be selected by the American Arbitration Association according to its rules appertaining (or such other independent dispute resolution body to which the Parties shall mutually agree).  The decision of the arbitrators shall be final and binding upon the Parties and judgment thereon may be entered in any court of competent jurisdiction.  The costs of the arbitrators and of the arbitration shall be borne one-half by each of the Parties.  The costs of each Party’s counsel and accountants, as well as any costs solely for their benefit, shall be borne separately by each Party. EACH OF THE PARTIES HEREBY ACKNOWLEDGES THAT THIS PROVISION CONSTITUTES A WAIVER OF THEIR RIGHT TO COMMENCE A LAWSUIT IN ANY JURISDICTION WITH RESPECT TO

THE MATTERS WHICH ARE REQUIRED TO BE SETTLED BY ARBITRATION AS PROVIDED IN THIS SECTION 18(i).

(j)

Brokers/Agents.  No broker or agent brought about this transaction or dealt with either Party in connection herewith, and no commission or finder’s fee is owed to any Person in connection with this Agreement.  Each Party shall defend, indemnify and hold the other Party harmless from and against any claims, demands, actions and causes of action, including costs, expenses and attorneys’ fees, arising out of any claim or allegation by any Person that it acted on behalf of such Party.

(l)

Further Assurances.  Each Party shall execute and deliver to the other Party such further documents, instruments and assurances as may be reasonably requested by the other Party to fulfill the expressed intent of the Parties.

(m)

Joint Efforts.  Neither this Agreement nor any ambiguity or uncertainty herein will be construed against either of the Parties, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the Parties.

(n)

Governing Law.  This Agreement shall be governed by, enforced under, and construed and interpreted in accordance with, the laws of the State of Delaware without reference to its conflict of law principles.

(o)

Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

(p)

Electronic Delivery.  A copy of an executed counterpart signature page of this Agreement signed by a Party may be delivered by facsimile or other electronic transmission and, upon such delivery, a print out of the transmitted signature of such Party will have the same effect as if a counterpart of this Agreement bearing an original signature of that Party had been delivered to the other Party.

***Signatures Appear on Next Page***

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement effective as of the date set first set forth above.

PROJECT COMPANY

[ECOTEC COAL, LLC] or [Name of other Project Company]

By:

Green Energy Management, LLC

Bradley T. Ray, Manager

OPERATOR

[TTI TECHNOLOGIES, INC.] or [Name of

Designee]

By:

[__________], President

EXHIBIT A

INITIAL PRODUCTION SCHEDULE

(See Attached)

EXHIBIT A – Cover Page

EXHIBIT B

INITIAL BUDGET

(See Attached)

EXHIBIT B – Cover Page

EXHIBIT C

PAYMENT INSTRUCTION

[_________Bank]

[_________________]

acct#: [______]

ABA#: [________]

EXHIBIT C – Cover Page